Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                                TRADED: AMEX RIV
                               www.theriviera.com





FOR FURTHER INFORMATION:
AT THE COMPANY:                             INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO              Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                        (208) 241-3704 Voice
(702) 794-9442 Fax                          (208) 232-5317 Fax
Email:  dkrohn@theriviera.com               Email:   betsyt@cableone.net

FOR IMMEDIATE RELEASE:


    RIVIERA HOLDINGS SECOND QUARTER 2005 CONFERENCE CALL SET FOR AUGUST 9

LAS VEGAS, NV July 12, 2005 - Riviera Holdings Corporation's (AMEX: RIV) conference call to discuss second quarter financial results will be held on Tuesday, August 9, 2005 at 2 p.m. Eastern Time. Second quarter earnings will be released that day pre-market. Conference call dial-in and replay numbers will be forthcoming.

About Riviera Holdings:
Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.


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